EXHIBIT 99

                                BSCMS 2002-TOP6

                      Regent Court Annual Payment Overview

                                 Initial Stats

Original Balance             $87,000,000.00
Appraised Value             $113,000,000.00
LTV                                   77.0%



Year      Principal            Interest        Ending Balance      Ending LTV
----      ---------            --------        --------------      ----------
1        2,181,015.21          $6,212,641.43     $84,818,984.79        75.1%
2        2,528,724.19          $6,269,618.08     $82,290,260.60        72.8%
3        2,889,197.53          $6,085,111.65     $79,401,063.07        70.3%
4        3,316,815.74          $5,836,979.67     $76,084,247.33        67.3%
5        3,763,539.58          $5,573,331.65     $72,320,707.75        64.0%
6        4,248,698.73          $5,274,910.25     $68,072,009.02        60.2%
7        4,760,729.63          $4,953,351.36     $63,311,279.39        56.0%
8        5,345,651.35          $4,562,710.71     $57,965,628.04        51.3%
9        5,965,338.60          $4,141,190.26     $52,000,289.44        46.0%
10       6,637,187.49          $3,671,471.94     $45,363,101.95        40.1%
11       7,355,730.14          $3,159,103.37     $38,007,371.81        33.6%
12       8,153,457.19          $2,571,673.22     $29,853,914.62        26.4%
13       9,007,807.42          $1,931,824.88     $20,846,107.20        18.4%
14       9,932,856.66          $1,225,568.23     $10,913,250.54         9.7%
15      10,913,250.54            $449,404.93              $0.00         0.0%


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